Exhibit 99
JOINT FILING AGREEMENT
In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each of the Reporting Persons (as such term is defined in the Schedule 13G referred to below) by OGP VIII, LLC, as the designated filer on behalf of each of them, of a statement on Schedule 13G (including amendments thereto) with respect to the Class A common stock, par value $0.0001 per share, of Accelevation Holdings Corp., a Delaware corporation, and that this agreement may be included as an exhibit to such joint filing. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
Dated: November 10, 2026

OGP VIII, LLC

/s/ Robert S. Morris
Name:	Robert S. Morris
Title:	Managing Member

ACCELEVATION PUBCO HOLDINGS LP

/s/ Matthew Boyd
Name:	Matthew Boyd
Title:	President

ACCELEVATION INVESTMENT HOLDINGS LLC

/s/ Matthew Boyd
Name:	Matthew Boyd
Title:	President

/s/ Robert S. Morris
Name:	Robert S. Morris